EXHIBIT 21


                    MTS SYSTEMS CORPORATION AND SUBSIDIARIES
                                 OF THE COMPANY


                                                         Incorporation
                  Name                                   Jurisdiction
                  ----                                   ------------

MTS Systems Norden AB                                    Sweden
MTS Systems GmbH                                         Germany
MTS Systems SRL (Italy)                                  Italy
MTS Systems Limited (UK)                                 United Kingdom
MTS Holdings France, SARL                                France
MTS Systems, SA                                          France
MTS Sensor Technologie Verwaltungs GmbH                  Germany
MTS Automotive Sensors GmbH                              Germany
MTS Sensor Technologie GmbH & Co. KG                     Germany
MTS Systems (Canada) Ltd.                                Canada
MTS Systems (Hong Kong) Inc.                             Minnesota, U.S.A.
MTS Systems (China) Inc.                                 Minnesota, U.S.A.
MTS Systems do Brazil, Ltda.                             Brazil
MTS (Japan) Ltd.                                         Japan
MTS Sensors Technology K.K.                              Japan
MTS International, Ltd.                                  West Indies
MTS Korea, Inc.                                          Republic of Korea
MTS Systems Holdings for Europe GmbH                     Germany
MTS Automation Antriebstechnik Verwaltungs GmbH          Germany
MTS Automation Antriebstechnik GmbH                      Germany
MTS Systems (Singapore) Pte Ltd                          Singapore
AeroMet Corporation                                      Minnesota, U.S.A.
MTS Powertrain                                           United Kingdom